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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To MOORE WALLACE INCORPORATED:

         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our reports dated May 23, 2002, included as part of the Form 11-Ks for the year ended December 31, 2001, in respect of the Wallace Commercial Print 401(k) Retirement Plan and the Wallace Profit Sharing and Retirement Plan.

                                         /s/ WASHINGTON, PITTMAN & MCKEEVER, LLC
                                         WASHINGTON, PITTMAN & MCKEEVER, LLC

Chicago, Illinois
June 2, 2003